AMENDMENT NO. 2 TO SUBSIDIARY PLEDGE AGREEMENTS



            AMENDMENT dated as of June 30, 1995, to the Subsidiary Pledge Agreements (each, as previously amended, a "Pledge Agreement") dated as of July 19, 1994 and each by one of the corporations identified as the Pledgors on the signature pages hereof (each, a "Pledgor") in favor of Morgan Guaranty Trust Company of New York, as Collateral Agent.

                       W I T N E S S E T H:

            WHEREAS, the Pledgors desire to amend the Subsidiary
Pledge Agreements to effect the amendments reflected herein; and

            WHEREAS, the Required Banks have authorized and directed the Collateral Agent to execute and deliver this Amendment;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1.  Definitions; References.  Unless
otherwise specifically defined herein, each term used herein that is defined in the Pledge Agreements shall have the meaning assigned to such term in the Pledge Agreements. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Pledge Agreements shall from and after the date hereof refer to the Pledge Agreements as amended hereby.

            SECTION 2.  Amendment to the Recitals.  (a) The
limitation appearing in Paragraph C of the recitals of each of the Pledge Agreements is amended by changing the dollar figure appearing therein from "$160,000,000" to "$200,000,000."

            (b) Paragraph E of the recitals of each of the Pledge Agreements is amended by inserting immediately after the phrase "Further Letter of Credit Agreements" which appears therein the phrase "or providing Short-term Bank Debt".

            (c) The recitals of each of the Pledge Agreements are further amended by inserting immediately after Paragraph C the following new Paragraph D, and relettering Paragraphs D, E and F accordingly:

            D. It is contemplated that the Borrower may incur Debt owing to one or more of the Banks (in addition to Loans available under the Credit Agreement), payable on demand or maturing less than one year after the date of its incurrence, in an aggregate principal amount outstanding at any time not exceeding $100,000,000, which has been designated by the Borrower in writing to the holder of such Debt, on or before the date of incurrence of such Debt, as being entitled to the benefits of the Guarantee Agreement (as defined below) ("Short-term Bank Debt");

            SECTION 3.  Amendment of Section 13.  (a)
Subsection (c) of Section 13 of each of the Pledge Agreements is amended by adding the following new sentence at the beginning of such subsection:

  The Borrower may from time to time, and upon request of the Collateral Agent from time to time shall, furnish to the Collateral Agent a certificate signed by a Responsible Officer which shall identify the name and address of each Bank, if any, to which any Short-term
  Bank Debt is outstanding as of the date of such certificate, specifying the principal amount of such Bank's Short-term Bank Debt and the date on which such Short-term Bank Debt was incurred.

            (b) Subsection (c) of Section 13 of each of the Pledge Agreements is further amended by inserting in clause (1) of the second sentence thereof (as determined after giving effect to the other amendments herein) immediately after the phrase "Further Letter of Credit Agreement," the phrase "or constituting Short-term Bank Debt,".

            (c) Subsection (c) of Section 13 of each of the Pledge Agreements is further amended by inserting in clause (1) of the second sentence thereof (as determined after giving effect to the other amendments herein) immediately after the phrase "pursuant to the Guarantee Agreement" the phrase "or most recently pursuant to the first sentence of this Section 13(c)".

            SECTION 4. Amendment of Section 20. Section 20 of each of the Pledge Agreements is amended by inserting immediately after the phrase "Further Letter of Credit Agreement" which appears therein the phrase ", or the obligee of any Short-term Bank Debt,".

            SECTION 5.  Amendment of Section 21.  Section 21 of
each of the Pledge Agreements is amended by inserting immediately after the second proviso in the first sentence thereof the following proviso:

  ; provided further that without the consent of the Banks to whom a majority of the obligations constituting Short-term
  Bank Debt are owed, no such amendment, modification, supplement, termination or waiver may (i) exclude any Short-term Bank Debt from the definition of Secured
  Obligations or (ii) change the provisions of clause
  Second of Section 13 hereof which would adversely affect the rights of the holders of any Short-term Bank Debt.

            SECTION 6.  Amendment of Section 26.  (a)  Clause
(i) of Section 26 of each of the Pledge Agreements is amended by changing the word "Pledgor" appearing therein to "Borrower".

            (b) Clauses (ii), (iii) and (v) of Section 26 of each of the Pledge Agreements are amended by inserting the phrase "any agreement or instrument evidencing Short-term Bank Debt," immediately after the phrase "any Interest Rate Protection Agreement,", each time such phrase appears in such clauses.

            SECTION 7.  Counterparts.  This Amendment may be
signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 8.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                           PLEDGORS:

                           FLEMING SUPERMARKETS, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           GATEWAY FOODS, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           GATEWAY FOODS OF PENNSYLVANIA, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           GATEWAY FOODS OF TWIN PORTS, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           HEARTLAND SUPERMARKETS, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           SCRIVNER OF ILLINOIS, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           SCRIVNER OF KANSAS, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           SCRIVNER OF NEW YORK, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President


                           SCRIVNER OF TENNESSEE, INC.

                           By______________________________
                             Name:   John M. Thompson
                             Title:  Vice President



                           COLLATERAL AGENT:

                           MORGAN GUARANTY TRUST COMPANY OF
                           NEW YORK, as Collateral Agent

                           By _____________________________
                              Name:
                              Title: